UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 21, 2019

AMERICAN TOWER CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	001-14195	65-0723837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

116 Huntington Avenue
Boston, Massachusetts 02116
(Address of Principal Executive Offices) (Zip Code)
(617) 375-7500
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events.

On March 21, 2019, American Tower Corporation (the “Company”) issued a press release (the “Press Release”) announcing its election to call for redemption all of its outstanding 5.050% senior unsecured notes due 2020 (the “5.050% Notes”). In accordance with the redemption provisions of the 5.050% Notes and the Indenture, dated as of May 13, 2010 (the “Base Indenture”), as supplemented by the Supplemental Indenture No. 1, dated as of August 16, 2010 (“Supplemental Indenture No. 1” and, together with the Base Indenture, the “5.050% Indenture”) between the Company and the Bank of New York Mellon Trust Company, N.A., as trustee, the 5.050% Notes will be redeemed at a price equal to the principal amount of the 5.050% Notes plus a make-whole premium calculated pursuant to the terms of the 5.050% Indenture, together with accrued and unpaid interest, if any, up to, but excluding, the redemption date, which has been set for April 22, 2019.

A copy of the Press Release is filed herewith as Exhibit 99.1 and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 21, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN TOWER CORPORATION
(Registrant)

Date:	March 21, 2019	By:	/s/ Thomas A. Bartlett
Thomas A. Bartlett
Executive Vice President and Chief Financial Officer